                                                                    EXHIBIT 3(c)











                      LIMITED LIABILITY COMPANY REGULATIONS



                                       OF



                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC



















                         Effective as of August 31, 2002







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                                TABLE OF CONTENTS


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                                                                                                               PAGE
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ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II FORMATION OF THE COMPANY...............................................................................4
   2.1              Formation.....................................................................................4
   2.2              Name..........................................................................................4
   2.3              Place of Business.............................................................................4
   2.4              Registered Office and Registered Agent........................................................4
   2.5              Term..........................................................................................4
   2.6              Purpose of the Company........................................................................4

ARTICLE III MEMBERS...............................................................................................4

ARTICLE IV CAPITAL OF THE COMPANY.................................................................................5
   4.1              Shares and Initial Contributions..............................................................5
   4.2              Additional Contributions......................................................................5
   4.3              Additional Issuances of Shares and Other Securities...........................................5
   4.4              Record of Contributions.......................................................................7
   4.5              No Fractional Common Shares...................................................................7
   4.6              Interest......................................................................................7
   4.7              Loans from Members............................................................................7
   4.8              Withdrawal or Reduction of Members' Capital Contributions.....................................7
   4.9              Loans to Company..............................................................................7
   4.10             Borrowing.....................................................................................7
   4.11             No Further Obligation.........................................................................7
   4.12             Series A Preferred Shares.....................................................................8

ARTICLE V RIGHTS AND OBLIGATIONS OF MEMBERS......................................................................13
   5.1              Limitation of Members' Responsibility, Liability.............................................13
   5.2              Return of Distributions......................................................................13
   5.3              Priority and Return of Capital...............................................................13

ARTICLE VI MEETINGS OF MEMBERS; AMENDMENTS.......................................................................13
   6.1              Meetings.....................................................................................13
   6.2              Place of Meetings............................................................................13
   6.3              Notice of Meetings...........................................................................13
   6.4              Meeting of All Members.......................................................................14
   6.5              Record Date..................................................................................14
   6.6              Quorum.......................................................................................14
   6.7              Manner of Acting.............................................................................14
   6.8              Proxies......................................................................................14
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                                       i
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
   6.9              Action by Members Without a Meeting..........................................................14
   6.10             Waiver of Notice.............................................................................15
   6.11             Special Prohibitions and Limitations.........................................................15
   6.12             Amendments to be Adopted Solely by the Managers..............................................15
   6.13             Amendments...................................................................................16

ARTICLE VII RIGHTS AND DUTIES OF MANAGERS........................................................................16
   7.1              Management...................................................................................16
   7.2              Number and Qualifications....................................................................16
   7.3              Powers of the Managers.......................................................................16
   7.4              Initial Managers.............................................................................16
   7.5              Place of Meetings............................................................................16
   7.6              Meetings of Managers.........................................................................17
   7.7              Quorum.......................................................................................17
   7.8              Attendance and Waiver of Notice..............................................................17
   7.9              Action by Managers Without a Meeting.........................................................17
   7.10             Compensation of Managers.....................................................................17
   7.11             Committees...................................................................................17
   7.12             Liability of Managers........................................................................17
   7.13             Officers.....................................................................................18

ARTICLE VIII INDEMNIFICATION.....................................................................................18
   8.1              Indemnification..............................................................................18
   8.2              Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of
                    the Company..................................................................................19
   8.3              Power to Indemnify in Actions, Suits or Proceedings by or in
                    the Right of the Company.....................................................................19
   8.4              Good Faith Defined...........................................................................19
   8.5              Advancement or Reimbursement of Expenses.....................................................20
   8.6              Nonexclusivity and Survival of Indemnification...............................................20
   8.7              Insurance....................................................................................20
   8.8              Interested Party Transactions................................................................20

ARTICLE IX ISSUANCE OF CERTIFICATES..............................................................................21
   9.1              Issuance of Certificates.....................................................................21
   9.2              Lost, Stolen or Destroyed Certificates.......................................................21
   9.3              Registered Owners............................................................................21

ARTICLE X DISTRIBUTIONS AND ALLOCATIONS..........................................................................22
   10.1             Distributions................................................................................22
   10.2             Allocations..................................................................................22
   10.3             Capital Accounts.............................................................................23
   10.4             Regulatory Allocations.......................................................................24
   10.5             Limitation on Distributions..................................................................26

ARTICLE XI ACCOUNTING PERIOD, RECORDS AND REPORTS................................................................26
   11.1             Accounting Period............................................................................26
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
   11.2             Records, Audits and Reports..................................................................26
   11.3             Inspection...................................................................................26

ARTICLE XII TAX MATTERS..........................................................................................26
   12.1             Tax Returns and Elections....................................................................26
   12.2             State, Local or Foreign Income Taxes.........................................................26
   12.3             Assignments and Issuance of Additional Shares................................................26

ARTICLE XIII RESTRICTIONS ON TRANSFERABILITY; ADMISSION OF SUBSTITUTE MEMBERS....................................27
   13.1             Generally....................................................................................27
   13.2             Restriction on Transfer......................................................................27
   13.3             Substituted Members..........................................................................27

ARTICLE XIV DISSOLUTION AND TERMINATION..........................................................................27
   14.1             Dissolution..................................................................................27
   14.2             Effect of Dissolution........................................................................28
   14.3             Winding Up, Liquidating and Distribution of Assets...........................................28
   14.4             Articles of Dissolution......................................................................29
   14.5             Return of Contribution Non-recourse to Other Members.........................................29

ARTICLE XV MISCELLANEOUS PROVISIONS..............................................................................29
   15.1             Notices......................................................................................29
   15.2             Books of Account and Records.................................................................29
   15.3             Application of Texas Law.....................................................................29
   15.4             Waiver of Action for Partition...............................................................30
   15.5             Execution of Additional Instruments..........................................................30
   15.6             Gender and Number............................................................................30
   15.7             Headings.....................................................................................30
   15.8             Waivers......................................................................................30
   15.9             Rights and Remedies Cumulative...............................................................30
   15.10            Severability.................................................................................30
   15.11            Heirs, Successors and Assigns................................................................30
   15.12            Creditors....................................................................................30
   15.13            Counterparts.................................................................................30
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                                      iii

                      LIMITED LIABILITY COMPANY REGULATIONS

         These Limited Liability Company Regulations (this "Agreement") of CenterPoint Energy Houston Electric, LLC (the "Company") are made and executed to be effective as of 11:54 p.m., Houston time, on August 31, 2002, by and between Utility Holding, LLC, a Delaware limited liability company ("Utility Holding"), and Reliant Energy FinanceCo II LP, a Delaware limited partnership ("Finco").

         WHEREAS, the parties are all of the shareholders of Reliant Energy, Incorporated, a Texas corporation (the "Corporation"), and as such have unanimously consented to and approved the Plan of Conversion of the Corporation into a limited liability company existing under the laws of the State of Texas; and

         WHEREAS, the parties desire to continue the business operations of the Corporation in the form of the Company for the purposes herein set forth;

         NOW, THEREFORE, the undersigned hereby agree to form the Company upon the terms set forth in the following Articles:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

         "Additional Member" shall mean any Person admitted to the Company as an Additional Member pursuant to Section 4.3 of this Agreement.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations sections 1.704-1(b)(2)(ii)(b)(3), 1.704-1(b)(2)(ii)(c),
1.704-2(g)(1), and 1.704-2(i)(5), and (ii) debiting to such Capital Account the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5), and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate," with respect to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Agreement as originally executed and as it may be amended from time to time hereafter.

         "Articles of Organization" shall mean the Articles of Organization of the Company filed with and endorsed by the Secretary of State of the State of Texas, as such articles may be amended from time to time hereafter.

         "Capital Account" shall mean a financial account to be established and maintained by the Company for each Member as computed from time to time in accordance with Section 10.3 hereof. A transferee of a Member's Shares shall succeed to the transferor's Capital Account with respect to the transferred Shares.

         "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

         "Capital Percentage" shall mean a Member's ownership interest in the Company expressed as a percentage as set forth on Exhibit A hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

         "Corporation" shall mean Reliant Energy, Incorporated.

         "Entity" shall mean any foreign or domestic general partnership, limited partnership, limited liability company, corporation, joint enterprise, trust, business trust, employee benefit plan, cooperative or association.

         "Fiscal Year" shall mean the Company's fiscal year, which shall be determined by the Managers.

         "Indemnitee" shall have the meaning given such term in Section 8.1.

         "Manager" shall mean any of the managers of the Company duly appointed or elected to serve in such capacity under Texas law and this Agreement.

         "Member" shall mean each Person who executes a counterpart of this Agreement as a Member and each Person who may hereafter become an Additional Member pursuant to Section 4.3 or a Substituted Member pursuant to Section 13.3; but shall not include any Member that ceases to be a Member.

         "Member Nonrecourse Debt" shall have the meaning ascribed to the term "partner nonrecourse debt" in Regulations section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "partner nonrecourse debt minimum gain" in Regulations section 1.704-2(i)(2).

         "Member Nonrecourse Deductions" shall mean any item of partnership loss, deduction, or expenditure under section 705(a)(2)(B) of the Code that is attributable to a Member Nonrecourse Debt, as determined pursuant to Regulations section 1.704-2(i)(2).

         "Minimum Gain" shall have the meaning set forth in Regulations section 1.704-2(d)(1) and shall mean the amount determined by (i) computing for each nonrecourse liability of the Company any gain the Company would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability and (ii) aggregating the separately computed gains. If, pursuant to Regulations sections 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f), Company property is properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, the calculation of Minimum Gain pursuant to the preceding sentence shall be made by reference to such book value. For purposes hereof, a liability of the Company is a nonrecourse liability to the extent that no Member or related person bears the economic risk of loss for that liability within the meaning of Regulations section 1.752-2.

         "Net Income" shall mean for a taxable year of the Company or other period the excess of (i) the income and gain of the Company for such year or period, over (ii) the deductions and losses of the Company for such year or period.

         "Net Loss" shall mean for a taxable year of the Company or other period the excess of (i) the deductions and losses of the Company for such year or period, over (ii) the income and gain of the Company for such year or period.

         "Nonrecourse Deductions" shall have the meaning ascribed to such term in Regulations section 1.704-2(b)(1).

         "Outstanding Liquidation Preference" shall mean, as of any date of determination, the excess of (a) the product of (1) $100,000.00, multiplied by
(2) the number of outstanding Series A Preferred Shares, over (b) the aggregate amount previously distributed to Finco with respect to such Series A Preferred Shares pursuant to Section 14.3(b)(7)(C).

         "Person" shall mean any individual or Entity, and any heir, executor, administrator, legal representative, successor or assign of such "Person" where the context so admits.

         "Regulations" shall mean the Treasury Regulations promulgated pursuant to the Code.

         "Regulatory Allocations" shall have the meaning set forth in Section 10.4(g).

         "Requisite Interest" shall mean, as the case may be, the (i) Members holding more than 50% of the issued and outstanding Shares of a particular class held by Members at any given time or (ii) Members holding more than the percentage of a class of outstanding Shares held by Members at any given time specified in the instrument defining the rights of such class of Shares and, in either case, entitled to vote on the matter being considered.

         "Share" shall mean an undivided portion of all or a specified category of the rights, duties, obligations, and ownership interests in the Company.

         "Substituted Member" shall mean any transferee or assignee of Shares that is admitted to the Company as a Member pursuant to Section 13.3.

         "Texas Act" shall mean the Texas Limited Liability Company Act, as the same may be amended from time to time hereafter.

                                   ARTICLE II

                            FORMATION OF THE COMPANY

         2.1 Formation. The Articles of Organization of the Company became effective as of 11:54 p.m., Houston time, on August 31, 2002.

         2.2 Name. The name of the Company is CenterPoint Energy Houston Electric, LLC. If the Company shall conduct business in any jurisdiction other than the State of Texas, it shall register the Company or its trade name with the appropriate authorities in such state in order to have the legal existence of the Company recognized.

         2.3 Place of Business. The initial principal place of business of the Company shall be 1111 Louisiana, Houston, Texas 77002. The Company may locate its places of business and registered office at any place or places as the Managers may from time to time deem advisable.

         2.4 Registered Office and Registered Agent. The Company's registered office shall be at the office of its registered agent at 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of its initial registered agent at such address shall be CT Corporation System.

         2.5 Term. The Company and this Agreement shall continue until the earlier of (a) such time as all of the Company's assets have been sold or otherwise disposed of, or (b) such time as the Company's existence has been terminated as otherwise provided herein or in the Texas Act.

         2.6 Purpose of the Company. The purpose of the Company shall be to engage in any lawful business activities in which a limited liability company formed under the Texas Act may engage or participate, with its primary objective being to continue the business activities and operations of the Corporation, pursuant to the conversion of the Corporation into the Company, and to make such additional investments, engage in such additional business endeavors and to do any and all acts and things that may be necessary, incidental or convenient to carry on the Corporation's business as contemplated by this Agreement. The Company shall have any and all powers necessary or desirable to carry out the purpose and business of the Company to the extent the same may be legally exercised by limited liability companies under the Texas Act. The Company shall carry out the foregoing activities pursuant to the Articles of Organization and this Agreement.

                                   ARTICLE III

                                     MEMBERS

         The names and places of business of each Member is set forth on Exhibit A hereto.

                                   ARTICLE IV

                             CAPITAL OF THE COMPANY

         4.1 Shares and Initial Contributions.

                  (a) A class of Shares denominated "Common Shares" and a class of Shares denominated "Series A Preferred Shares" are hereby designated as the initial classes of Shares of the Company. The forms of certificates representing Common Shares and Series A Preferred Shares are attached hereto as Exhibits B and C, respectively. Subject to Section 4.12, each Common Share shall entitle any Member holding the same to one vote in respect of all matters coming before the Members for consideration and to an undivided portion of all of the other rights, duties, obligations and ownership interests in the Company. Each Series A Preferred Share shall entitle any Member holding the same to the voting rights, designations, preferences, limitations, restrictions and relative rights set forth in Section 4.12.

                  (b) Pursuant to the Plan of Conversion adopted by the Corporation, and simultaneously with the issuance by the Secretary of State of the State of Texas of a certificate of conversion of the Corporation, (i) each share of common stock, without par value, of the Corporation shall be converted into a Common Share and (ii) each share of Series E Preference Stock, without par value, of the Corporation shall be converted into a Series A Preferred Share. Accordingly, each Member shall be deemed to have contributed to the capital of the Company his proportionate interest in the assets of the Corporation. The Members and type of Shares held by each Member shall be set forth opposite its name on Exhibit A hereto. The Members' corresponding capital percentages (the "Capital Percentages") shall be as set forth opposite their respective names or Exhibit A hereto.

         4.2 Additional Contributions. No Member shall be required to make additional Capital Contributions unless, and except on such terms as, the Managers and the Members unanimously agree. All additional Capital Contributions shall be evidenced by the issuance of additional Shares to each contributing Member pursuant to Section 4.3.

         4.3 Additional Issuances of Shares and Other Securities

                  (a) In the event of any additional Capital Contributions, and in order to raise additional capital or to acquire assets, to redeem or retire Company debt or for any other purpose, the Company is authorized, subject to
Section 6.11, to issue Shares and other securities in addition to those issued pursuant to Section 4.1 from time to time to Members or to other Persons. The Company may assume liabilities in connection with any such issuance. The Managers shall determine the consideration and terms and conditions with respect to any such issuance of Shares. The Managers shall do all things necessary to comply with the Texas Act and are authorized and directed to do all things they deem to be necessary or advisable in connection with any such issuance, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

                  (b) Shares to be issued by the Company shall be issuable from time to time in one or more classes with such voting rights, designations, preferences, limitations, restrictions and relative rights (including rights senior to existing classes of Shares) as may be fixed by the Managers, including without limitation (i) the allocation, for federal income and other tax purposes, to such class of Shares of items of income, gain, loss, deduction and credit; (ii) the rights of such class of Shares to share in distributions by the Company; (iii) the rights of such class of Shares upon dissolution and liquidation of the Company; (iv) whether such class of Shares is redeemable by the Company and, if so, the price at, and the terms and conditions on, which such class of Shares may be redeemed by the Company; (v) whether such class of Shares is issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such class of Shares may be converted into any other class of Shares; (vi) the terms and conditions of the issuance of such class of Shares; and (vii) the rights of such class of Shares to vote on matters relating to the Company and this Agreement. The Managers are also authorized to cause the issuance of any other type of security of the Company from time to time to Members or other Persons on terms and conditions established by the Managers. Such securities may include, without limitation, unsecured and secured debt obligations of the Company, debt obligations of the Company convertible into any class of Shares that may be issued by the Company, options, rights or warrants to purchase any such class of Shares or any combination of any of the foregoing.

                  (c) Upon the issuance of any additional Common Shares or any other Shares or class of Shares, the Managers, without the approval at the time of any Member, may amend any provision of this Agreement, and any Manager, upon the affirmative vote of at least a majority of the Managers, may execute, swear to, verify, acknowledge, deliver, file and record, if required, amended Articles of Organization and any other documents that may be required in connection therewith, as shall be necessary or desirable to reflect the authorization and issuance of such Shares and the relative rights of such Shares as to the matters set forth in Section 4.3(b).

                           (i) For issuances of additional Common Shares to any Person, this Agreement shall be deemed amended with regard to such issuance upon the completion and execution of the form attached hereto as Exhibit D by a Manager and each Person receiving the Common Shares.

                           (ii) For issuances to any person of additional Shares or classes of Shares that are not Common Shares, this Agreement shall be deemed amended with regard to such issuance upon the completion and execution of the form attached hereto as Exhibit D by a Manager and each Person receiving such Shares, except that the form of this Agreement must in such case be further amended to set forth the rights, obligations and terms of such Shares.

                           (iii) Whenever this Agreement is amended pursuant to Section 4.3(c)(i) or (ii) above, Exhibit A shall be accordingly amended to reflect the issuance of such Shares.

                  (d) Upon (i) the execution and delivery to the Company of this Agreement, as it may be amended as provided in subparagraph (c) of this Section 4.3, by a Manager and any Person who is to be issued Shares of any class, (ii) receipt by the Company of the Capital

Contribution of such Person made in connection with the issuance of such Shares and (iii) any other action required by Texas law, such Person shall be admitted as an Additional Member of the Company.

         4.4 Record of Contributions. The books and records of the Company shall include true and full information regarding the amount of cash and cash equivalents and designation and statement of the value of any other property contributed by each Member to the Company.

         4.5 No Fractional Common Shares. No fractional Common Shares shall be issued by the Company unless otherwise determined by the Managers; instead, each fractional Common Share shall be rounded to the nearest whole Common Share.

         4.6 Interest. No interest shall be paid by the Company on Capital Contributions.

         4.7 Loans from Members. Loans by a Member to the Company shall not be considered Capital Contributions.

         4.8 Withdrawal or Reduction of Members' Capital Contributions.

                  (a) A Member shall not be entitled to withdraw any part of his Capital Contribution or to receive any distribution from the Company, except as otherwise provided in this Agreement.

                  (b) Except as otherwise provided in this Agreement, a Member shall not receive out of the Company's property or other assets any part of his Capital Contributions until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property or other assets of the Company sufficient to pay all such liabilities.

                  (c) A Member, irrespective of the nature of his Capital Contribution, has only the right to demand and receive cash in return for his Capital Contribution.

         4.9 Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

         4.10 Borrowing. In the event that the Company, in order to discharge costs, expenses or indebtedness, requires funds in excess of the funds provided by Capital Contributions of the Members and by revenues, the Managers shall be authorized, at any time and from time to time, to cause the Company to borrow additional funds, as shall in the judgment of the Managers be sufficient for such purposes and upon such terms as the Managers may deem advisable.

         4.11 No Further Obligation. Except as expressly provided for in or contemplated by this Article IV, no Member shall have any obligation to provide funds to the Company, whether by Capital Contributions, loans, return of monies received pursuant to the terms of this Agreement or otherwise.

         4.12 Series A Preferred Shares.

         (a) Designation and Amount. There shall be a class of stock that shall be designated as "Series A Preferred Shares," and the number of Shares constituting such class shall be 3,160. Such number of Shares may be increased or decreased by resolution of the Managers, provided, however, that no decrease shall reduce the number of Series A Preferred Shares to less than the number of Shares then issued and outstanding plus the number of Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

         (b) Certain Defined Terms. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in that certain Fiscal Agency Agreement, including the Exhibits thereto (the "Fiscal Agency Agreement") dated November 12, 1999 among Finco, the Corporation and Chase Bank of Texas, National Association, as in effect at the time of the initial issuance of Notes thereunder, and as such terms may be amended in the Fiscal Agency Agreement in accordance with the terms thereof. In addition, the following terms are used in this Section 4.12 as defined below:

                  (i) "Affiliates" means any person that, directly or indirectly, Controls or is Controlled by or is under common Control with another person.

                  (ii) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  (iii) "Computed Dividend Portion" means, within any Dividend Interval Period, an amount equal to the interest expense accrued on the Notes from the prior Dividend Payment Date to the Determination Date for the current Dividend Interval Period.

                  (iv) "Controlled" means, with respect to any Person, the ability of another person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that person (and "Control" shall be similarly construed).

                  (v) "Determination Date" means the date occurring five Business Days prior to a Dividend Declaration Date.

                  (vi) "Dividend" means the dividend on the Series A Preferred Shares declared by the Managers with respect to a Dividend Interval Period.

                  (vii) "Dividend Declaration Amount" means, as of any Determination Date, the Preliminary Dividend Amount, less the sum of (a) the Interest Reconciliation Amount, (b) the Support Agreement Reconciliation Amount, and (c) the Other Sources Reconciliation Amount. The Dividend Declaration Amount may be greater than or less than the Preliminary Dividend Amount.

                  (viii) "Dividend Declaration Date" means the date on which Dividends on the Series A Preferred Shares are declared (or would have been declared but for the fact that the amount of the Dividend determined in accordance herewith would have been zero) during a Dividend Interval Period by the Managers.

                  (ix) "Dividend Interval Period" means the period beginning on a Dividend Payment Date and extending to the next Dividend Payment Date.

                  (x) "Dividend Payment Date" means the date occurring five Business Days after a Dividend Declaration Date.

                  (xi) "Excess Cash Flow" means, for any period, any excess funds of the Company after taking into account its cash requirements (including debt service and preferred Share payments, but before Common Share payments), and any other expenditures in order to accommodate regulatory requirements and sound utility financial and management practices, in each case, as determined in the discretion of the Company's senior management.

                  (xii) "Interest Reconciliation Amount" means an amount equal to (a) the Preliminary Dividend Amount computed for the prior Dividend Interval Period, less (b) the actual interest expense accrued on the Notes during such period.

                  (xiii) "Other Sources Reconciliation Amount" means, to the extent applied to pay interest on the Notes or available in cash on the current Determination Date therefor, the amount of income or cash proceeds received by Finco from sources other than pursuant to the Support Agreement (including, without limitation, interest received on loans to Affiliates), from the Determination Date occurring in the immediately prior Dividend Interval Period to the Determination Date occurring in the current Dividend Interval Period.

                  (xiv) "Preliminary Dividend Amount" means the sum of the Computed Dividend Portion and the Projected Dividend Portion.

                  (xv) "Projected Dividend Portion" means, within any Dividend Interval Period, an amount equal to the projected interest expense that will be accrued on the Notes from the Determination Date for such Dividend Interval Period to the Dividend Payment Date.

                  (xvi) "Support Agreement Reconciliation Amount" means the amount of cash payments made pursuant to the Support Agreement by the Company to Finco from the Determination Date occurring in the immediately prior Dividend Interval Period to the Determination Date occurring in the current Dividend Interval Period.

         (c) Dividends and Distributions.

                  (i) Subject to the prior and superior rights of the holders of any Shares of any class of the Company ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of the Series A Preferred Shares, in preference to the holders of Shares of any class of the Company ranking junior to the Series A Preferred Shares, shall be entitled to receive the amounts set forth below, when, as and if declared by the Managers in the manner described below out of assets of the Company legally available for the purpose:

                           (A) On or prior to November 15 of each year while any
Series A Preferred Share remains outstanding, the Managers shall declare an aggregate Dividend (if a positive amount) equal to the lesser of (x) the Dividend Declaration Amount or (y) the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date with respect to the then current Dividend Interval Period.

                           (B) If, with respect to any Dividend Interval Period,
the aggregate Dividend declared by the Managers is less than the Dividend Declaration Amount for such Dividend Interval Period because the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date is less than the Dividend Declaration Amount, the amount of such deficiency shall be added to the Dividend Declaration Amount computed for the next Dividend Interval Period and such aggregate amount shall become the Dividend Declaration Amount for such period. The Dividend for such succeeding Dividend Interval Period shall equal the Dividend Declaration Amount unless such amount would exceed the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date, in which case the Dividend shall be the amount of the projected Excess Cash Flow.

                           (C) The aggregate Dividends paid on the Series A
Preferred Shares in accordance with this Section 4.12(c)(i) shall be allocated pro rata on a share-by-share basis among all such Shares at the time outstanding.

                  (ii) Accrued but unpaid dividends shall not bear interest. The Managers may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon.

                  (iii) Dividends on the Series A Preferred Shares are cumulative.

         (d) Voting Rights. Except as otherwise required by law or the Articles of Organization of the Company or as otherwise provided herein, the holders of Series A Preferred Shares shall have no voting rights.

         (e) Certain Restrictions. At any time when dividends or distributions payable on the Series A Preferred Shares as provided in Section 4.12(c) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on the Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

                  (i) declare dividends on, or redeem or purchase or otherwise acquire for consideration any Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares; or

                  (ii) declare dividends on any Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends declared ratably on the Series A Preferred Shares and all such parity Shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Shares are then entitled.

                  Notwithstanding the limitation on the amount of dividends declared or to be declared on the Series A Preferred Shares set forth in Section 4.12(c)(i), for purposes of Section 4.12(g) and Section 4.12(h), the amount of accrued and unpaid dividends payable on the Series A Preferred Shares as of the date of calculation of the Series A Liquidation Preference (as defined in Section 4.12(g) below) or any redemption price, as the case may be, for the Series A Preferred Shares shall be equal to the aggregate amount of accrued and unpaid interest on the Notes as of such date, plus premium, if any.

         (f) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

         (g) Liquidation, Dissolution or Winding Up.

                  (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of the Series A Preferred Shares shall have received $100,000 per Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of the Series A Preferred Shares.

                  (ii) In the event that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other Shares, if any, that rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity Shares in proportion to their respective liquidation preferences.

                  (iii) Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4.12(g), but the sale, lease or conveyance of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4.12(g); provided, however, that any action taken in connection with the restructuring of the Corporation and its subsidiaries into a holding company structure, including, but not limited to, the conveyances of the Company's assets to CenterPoint Energy, Inc., Utility Holding or any of the subsidiaries of CenterPoint Energy, Inc. or Utility Holding, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4.12(g).

         (h) Redemption.

                  (i) The Company, at its option, may redeem the Series A Preferred Shares in whole at any time and in part from time to time, at a redemption price equal to $100,000 per

Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption.

                  (ii) Upon maturity of the Notes, by acceleration or otherwise, the Company shall redeem the Series A Preferred Shares in whole, at a redemption price equal to the lesser of (A) the Company's Excess Cash Flow or (B) $100,000 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption.

                  (iii) In the event that fewer than all the outstanding Series A Preferred Shares are to be redeemed, the number of Shares to be redeemed shall be determined by the Managers and the Shares to be redeemed shall be determined by lot or pro rata as may be determined by the Managers or by any other method that may be determined by the Managers in their sole discretion to be equitable.

                  (iv) Except to the extent notice is waived in accordance with applicable law, notice of any such redemption shall be given by mailing to the holders of the Series A Preferred Shares to be redeemed a notice of such redemption, first class postage prepaid, not later than the twentieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Company. Each such notice shall state: (A) the redemption date; (B) the number of Shares to be redeemed and, if fewer than all the Shares held by such holder are to be redeemed, the number of such Shares to be redeemed from such holder; (C) the redemption price; (D) the place or places where certificates for such Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the Shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Member received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Preferred Shares shall not affect the validity of the proceedings for the redemption of any other Series A Preferred Shares that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the Shares called for redemption shall surrender the certificate evidencing such Shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the Shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares.

                  (v) The Series A Preferred Shares shall not be subject to the operation of any purchase, retirement or sinking fund.

         (i) Ranking. The Series A Preferred Shares shall rank pari passu with all other classes of the Company's Preferred Shares (other than any such classes of Preferred Shares the terms of which shall provide otherwise) in respect to dividend and liquidation rights and shall rank senior to the Common Shares as to such matters.

         (j) Amendment. At any time that any Series A Preferred Shares are outstanding, this Agreement and the Articles of Organization of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series A Preferred Shares, voting separately as a class.

         (k) Fractional Shares. Series A Preferred Shares may be issued in fractions of a Share that shall entitle the holder, in proportion to such holder's fractional Shares, to exercise any voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

                                    ARTICLE V

                        RIGHTS AND OBLIGATIONS OF MEMBERS

         5.1 Limitation of Members' Responsibility, Liability. A Member shall not be personally liable for any amount in excess of its Capital Contribution, and shall not be liable for any of the debts or losses of the Company, except to the extent that a liability of the Company is founded upon or results from an unauthorized act or activity of such Member. In addition, each Member's liability shall be limited as set forth in the Texas Act and other applicable law.

         5.2 Return of Distributions. In accordance with Article 5.09 of the Texas Act, a Member will be obligated to return any distribution from the Company only as provided by applicable law.

         5.3 Priority and Return of Capital. Except as may be provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to profits, losses or distributions; provided that this Section 5.3 shall not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company.

                                   ARTICLE VI

                         MEETINGS OF MEMBERS; AMENDMENTS

         6.1 Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member or group of Members holding, in the aggregate, 25% or more of the Capital Percentages.

         6.2 Place of Meetings. The Members may designate any place as the place of meeting for any meeting of the Members. If no designation is made, the meeting shall be held at the principal offices of the Company.

         6.3 Notice of Meetings. Except as provided in Section 6.4, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid. If transmitted by way of facsimile, such notice shall be deemed to be delivered on the date of such facsimile transmission to the fax number, if any, for the respective Member that has been supplied by such Member to the Managers and identified as such Member's facsimile number.

         6.4 Meeting of All Members. If all of the Members shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         6.5 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, the Managers may set a record date. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         6.6 Quorum. Members holding at least a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, Members holding a majority of the Shares so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

         At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding that number of Shares whose absence would cause less than a quorum.

         6.7 Manner of Acting. If a quorum is present, the affirmative vote of the Requisite Interest on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Texas Act, by the Articles of Organization or by this Agreement.

         6.8 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         6.9 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote if the action is evidenced by one or more written consents describing the action taken, signed by Members entitled to vote thereon holding not fewer than the minimum number of Shares that would be necessary to take the action at a meeting at which all Members entitled to vote on the action were present and voted, and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 6.9 is effective when all Members entitled to vote thereon holding not fewer than the minimum number of Shares that would be necessary to take such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         6.10 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

         6.11 Special Prohibitions and Limitations. Without the prior approval of the Requisite Interest, the Company shall not (i) sell, exchange or otherwise dispose of all or substantially all of the assets of the Company outside the ordinary course of business of the Company (provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the Company and shall not apply to any forced sale of any or all of the assets of the Company pursuant to the foreclosure of (or in lieu of foreclosure), or other realization upon, any such encumbrance; and provided, further, that no approval shall be required for any action taken in connection with the restructuring of the Corporation and its subsidiaries into a holding company structure, including, but not limited to, the conveyances of the Company's assets to CenterPoint Energy, Inc., Utility Holding or any of the subsidiaries of CenterPoint Energy, Inc. or Utility Holding), (ii) merge, consolidate or combine with any other Person, or (iii) issue additional Common Shares.

         6.12 Amendments to be Adopted Solely by the Managers. The Managers, without the consent at the time of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

                  (a) a change in the name of the Company or the location of the principal place of business of the Company;

                  (b) the admission, substitution or withdrawal of Members in accordance with this Agreement;

                  (c) a change that is necessary or advisable in the opinion of the Managers to qualify the Company as a company in which members have limited liability under the laws of any state or other jurisdiction or to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes;

                  (d) a change that (i) in the sole discretion of the Managers does not adversely affect the Members in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute or (iii) is required or contemplated by this Agreement;

                  (e) a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Company or the Members pursuant to the requirements of Texas law if the provisions of Texas law are amended, modified or revoked so that the taking of such action is no longer required; provided that this Section 6.12(e) shall be applicable only if such changes are not materially adverse to the Members;

                  (f) a change that is necessary or desirable in connection with the issuance of any class of Shares pursuant to Section 4.3; or

                  (g) any other amendments similar to the foregoing.

         Each Member hereby appoints each Manager as its attorney-in-fact to execute any amendment permitted by this Section 6.12.

         6.13 Amendments. A proposed amendment to this Agreement (other than one permitted by Section 6.12) shall be effective upon its adoption by Members holding at least 80% of the issued and outstanding Shares entitled to vote on such amendment. The Company shall notify all Members upon final adoption or rejection of any proposed amendment to this Agreement.

                                   ARTICLE VII

                          RIGHTS AND DUTIES OF MANAGERS

         7.1 Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Texas Act, the Articles of Organization of the Company or this Agreement.

         7.2 Number and Qualifications. The number of Managers of the Company shall initially be one; but the number of Managers may be changed by unanimous agreement of the Members. Managers need not be residents of the State of Texas or Members of the Company. The Managers, in their discretion, may elect a chairman of the Managers who shall preside at any meetings of the Managers.

         7.3 Powers of the Managers. Without limiting the generality of Section 7.1, the Managers shall have power and authority, acting in accordance with this Agreement, to cause the Company to do and perform all acts as may be necessary or appropriate to the conduct of the Company's business.

         7.4 Initial Managers. The initial Manager shall be David M. McClanahan. The Members shall have the right to take action pursuant to a meeting of the Members or unanimous written consent of the Members to designate one or more Managers and to remove, replace or fill any vacancy occurring for any reason of any Manager.

         7.5 Place of Meetings. All meetings of the Managers of the Company or committees thereof may be held either within or without the State of Texas. Any Manager may participate in a meeting by means of conference telephone or similar equipment, and participation by such means shall constitute presence in person at the meeting.

         7.6 Meetings of Managers. Meetings of the Managers may be called by any Manager on two days' notice to each Manager, either personally or by mail, telephone or telegram.

         7.7 Quorum. At all meetings of the Managers, the presence of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. The act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers, except as otherwise provided by law, the Articles of Organization or this Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         7.8 Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

         7.9 Action by Managers Without a Meeting. Action required or permitted to be taken at a meeting of Managers may be taken without a meeting, without prior notice and without a vote if the action is evidenced by one or more written consents describing the action taken, signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted, and included in the Company minutes or records. Action taken under this Section 7.9 is effective when the requisite number of the Managers have signed the consent, unless the consent specifies a different effective date. The record date for determining Managers entitled to take action without a meeting shall be the date the first Manager signs a written consent.

         7.10 Compensation of Managers. Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time approved by the Members, provided that nothing contained in this Agreement shall preclude any Manager from serving the Company in any other capacity and receiving compensation for service. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Managers.

         7.11 Committees. The Managers may, by resolution, designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in this Agreement and under the Texas Act.

         7.12 Liability of Managers. A Manager shall not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company by reason of his acting as a Manager of the Company. A Manager of the Company shall not be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Texas law as a result of the willful or grossly negligent act or omission of the Manager. If the laws of the State of Texas are amended after the date of this Agreement to authorize action further eliminating or limiting the personal liability of Managers, then the liability of a Manager of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended laws of the State of Texas. Any repeal or modification of this Section 7.12 by the Members of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Manager of the Company existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.

         7.13 Officers. The Managers of the Company may elect the officers of the Company, who shall hold offices specified by the Managers for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers; and each officer of the Company shall hold office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer elected by the Managers may be removed at any time by the affirmative vote of at least a majority of the Managers. Any vacancy occurring in any office of the Company may be filled by the affirmative vote of at least a majority of the Managers. The salaries of all officers of the Company shall be fixed by the Managers but must be approved by the Members.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification. Subject to the approvals required by Sections 8.5 and 8.6, each Person who at any time shall be, or shall have been, a Member, Manager, officer, employee or agent of the Company, or any Person who is or was serving at the request of the Company as a director, member, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an Entity (but excluding Persons providing trustee, fiduciary or custodial services on a fee-for-services basis), shall be entitled to indemnification as provided herein and to the fullest extent permitted by the provisions of Texas law or any successor statutory provisions, as from time to time amended (any such Person serving in any of the aforesaid capacities who was or is or is threatened to be made a party or a witness to any action or proceeding as described in Sections 8.2, 8.3 or 8.5 by reason of his status as such, being hereinafter referred to as an "Indemnitee"). Any repeal of this Section 8.1 shall be prospective only, and shall not adversely affect any right of indemnification existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification. If any provision or provisions of this Agreement relating to indemnification shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, including, without limitation, by allowing indemnification by vote of the Members or Managers or the disinterested minority thereof.

         8.2 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company. Without limiting the provisions of
Section 8.1 and subject to the approvals required by Sections 8.5 and 8.6, the Company shall indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the Indemnitee's status as such against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee's conduct was unlawful.

         8.3 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Without limiting the provisions of Section 8.1 and subject to the approvals required by Sections 8.5 and 8.6, the Company shall indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee's status as such against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper.

         8.4 Good Faith Defined. For purposes of any determination under this
Article VIII, an Indemnitee shall be deemed to have acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnitee's conduct was unlawful, if such Indemnitee's action is based upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Members, Managers, officers, employees or committees of the Company or by any other Person as to matters the Indemnitee reasonably believes are within such Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct set forth in the provisions of the Texas Act, or in Section 8.2 or Section 8.3, as the case may be.

         8.5 Advancement or Reimbursement of Expenses. The Company may pay in advance or reimburse expenses actually or reasonably incurred or anticipated by an Indemnitee in connection with an appearance as a witness or other participation in a proceeding whether or not such Indemnitee is a named defendant or a respondent in the proceeding. To obtain reimbursement or an expense advance, the requesting Indemnitee shall submit to the Company a written request with such information as is reasonably available. If the expense advance is to be paid prior to final disposition of the proceeding, there shall be included a written statement of such Indemnitee's good faith belief that such indemnification is appropriate under the circumstances and that such Indemnitee has met the necessary standard of conduct under Section 8.2 or Section 8.3 as applicable or otherwise has met any applicable standard of conduct under the Texas Act and an undertaking to repay any amount paid if it is ultimately determined that those conduct requirements were not met. Upon receipt of the request, the Managers (by unanimous agreement), shall determine whether such Indemnitee is entitled to such reimbursement or an expense advance. If the request is rejected, the Company shall notify such Indemnitee of the reason therefor. If, within sixty days of the Company's receipt of the request, the request for payment is not acted on, such Indemnitee shall have the right to an adjudication in any court of competent jurisdiction of such Indemnitee's entitlement to such indemnification or expense advance.

         8.6 Nonexclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under applicable law, this Agreement, any other agreement, by vote of the disinterested Members or Managers or otherwise, both as to action in an official capacity and as to action in any other capacity while an Indemnitee, it being the policy of the Company that, if the Managers unanimously approve, indemnification specified in this Article VIII shall be made to the fullest extent permitted by law. The provisions of this
Article VIII shall not be deemed to preclude the indemnification of any Person who is not specified in this Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the Texas Act or otherwise.

         8.7 Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, officer, employee or agent of the Company, or any other Person, as the Managers may determine, against any liability that may be asserted against and incurred by such Person in connection with the Company's activities or such Person's activities on behalf of the Company, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this
Article VIII.

         8.8 Interested Party Transactions. Without limiting the generality of any other provision hereof, the Company may (except as otherwise specifically provided for in this

Agreement) enter into any contract, arrangement or transaction between the Company and one or more Members, Managers or officers, or between the Company and an Entity that is an Affiliate of one or more Members, Managers or officers or in which a Member, Manager or officer has an interest or serves as a director, member, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary and such contract, arrangement or transaction shall not, because of such interest by or position of a Member, Manager or officer, be void or voidable nor impose on any such Person any burden or obligation to show the fairness of the contract, arrangement or transaction, but shall instead be accorded the same treatment as a contract, arrangement or understanding between the Company and an unrelated party.

                                   ARTICLE IX

                            ISSUANCE OF CERTIFICATES

         9.1 Issuance of Certificates. Upon the issuance of Shares, the Company shall issue one or more Certificates in the name of the Members owning such Shares. Upon the transfer of a Share, the Company shall issue replacement Certificates according to such procedures as the Company may reasonably establish.

         9.2 Lost, Stolen or Destroyed Certificates. The Company shall issue a new Certificate in place of any Certificate previously issued if the registered owner of the Certificate:

                  (a) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

                  (b) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (c) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                  (d) satisfies any other reasonable requirements imposed by the Company.

         When a Certificate has been lost, destroyed or stolen, and the Member fails to notify the Company within a reasonable time after he has notice of it, and a transfer of the Shares represented by the Certificate is registered before the Company receives such notification, the Member shall be precluded from making any claim against the Company for such transfer or for a new Certificate.

         9.3 Registered Owners. The Company shall be entitled to treat the registered owner of any Shares as the Person that owns such Shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by law.

                                    ARTICLE X

                          DISTRIBUTIONS AND ALLOCATIONS

         10.1 Distributions.

                  (a) Operating Distributions. Except as provided in Section 14.3, from time to time the Managers by unanimous agreement may determine to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve, and if such an excess exists, cause the Company to distribute an amount in cash equal to that excess to the Members as follows:

                           (1) First, to Finco to the extent of the excess of
(1) the aggregate Dividends for the current Fiscal Year, over (2) the aggregate amount previously distributed to Finco pursuant to this Section 10.1(a)(1) and
Section 14.3(b)(7)(A);

                           (2) Second, to Finco to the extent of the excess of
(1) the sum of any accrued but unpaid Dividends for all prior Fiscal Years, over
(2) the aggregate amount previously distributed to Finco pursuant to this
Section 10.1(a)(2) and Section 14.3(b)(7)(B); and

                           (3) Third, to the Members in accordance with their
respective Capital Percentages.

                  (b) Special Distribution. Notwithstanding anything in this
Article X to the contrary, the Members acknowledge and agree that on August 31, 2002, at 11:55 p.m., Houston time, the Company will distribute to Utility Holding all of the outstanding stock owned by the Company of each of the following entities: Reliant Resources, Inc., Reliant Energy Resources Corp., Reliant Energy International, Inc., Texas Genco Holdings, Inc., Houston Industries Funding Company, HL&P Capital Trust I, HL&P Capital Trust II, REI Trust I, HL&P Receivables, Inc., Reliant Energy Investment Management, Inc., Reliant Energy Power Systems, Inc., Reliant Energy Properties, Inc., Reliant Energy Products, Inc., Reliant Energy Water, Inc., NorAm Energy Corp., Utility Rail Services, Inc., Houston Industries Energy (UK), Inc., Reliant Energy Thermal Systems, Inc. and CenterPoint Energy, Inc., a Delaware corporation.

         10.2 Allocations.

                  (a) Net Income shall be allocated as follows:

                           (1) First, to Finco to the extent of the excess of
(A) the aggregate amount previously distributed to Finco pursuant to Section 10.1(a)(1), Section 10.1(a)(2), Section 14.3(b)(7)(A) and Section 14.3(b)(7)(B),
over (B) the aggregate amount of Net Income previously allocated to Finco pursuant to this Section 10.2(a)(1);

                           (2) Second, to Finco to the extent of the excess of
(A) the aggregate amount of Net Loss previously allocated to Finco pursuant to
Section 10.2(b)(2), over (B) the aggregate amount of Net Income previously allocated to Finco pursuant to this Section 10.2(a)(2); and

                           (3) Finally, to the Members in accordance with their
respective Capital Percentages.

                  (b) Net Loss shall be allocated as follows:

                           (1) First, to the Members in accordance with their
respective Capital Percentages to the extent of the excess of (A) the aggregate amount of Net Income previously allocated to such Members pursuant to Section 10.2(a)(3), over (B) the aggregate amount of Net Loss previously allocated to such Members pursuant to this Section 10.02(b)(1);

                           (2) Second, to Finco to the extent of the excess of
(A) the sum of (I) the Outstanding Liquidation Preference, and (II) the aggregate amount of Net Income allocated to Finco pursuant to Section 10.2(a)(2), over (B) the aggregate amount of Net Loss allocated to Finco pursuant to this Section 10.2(b)(2); and

                           (3) Finally, to the Members in accordance with their
respective Capital Percentages.

         10.3 Capital Accounts.

                  (a) A Capital Account shall be maintained for each Member, which account shall be increased (credited) by (i) the amount of money and the fair market value of property contributed and deemed contributed by such Member to the Company (net of liabilities secured by such property that the Company is considered to assume or take subject to under section 752 of the Code), and (ii) the amount of income and gain (or items thereof) of the Company allocated to such Member, including income and gain exempt from tax and gain described in Regulations section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Regulations section 1.704-1(b)(4)(i); and decreased (debited) by
(iii) the amount of money and the fair market value of property distributed to such Member (net of liabilities secured by such property that such Member is considered to assume or take subject to under section 752 of the Code), (iv) such Member's distributive share of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (v) the amount of loss and deduction (or items thereof) of the Company allocated to such Member, including loss and deduction described in Regulations section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (iv) above and loss and deduction described in Regulations sections 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii), and otherwise adjusted in accordance with the additional rules set forth in Regulations section 1.704-1(b)(2)(iv). In addition, a Member's Capital Account may be adjusted as provided in Section 14.3(b)(2) hereof. The Capital Accounts of all Members shall be adjusted as required under Regulations sections 1.704-1(b)(2)(iv)(f) or 1.704-1(b)(2)(iv)(m), as applicable, to reflect any aggregate net adjustment to the values of Company assets as permitted by the Code or the relevant Regulations.

                  (b) A single Capital Account shall be maintained for each Member, which Capital Account shall reflect all allocations, distributions, or other adjustments required by this Article X with respect to Company interests owned by such Member, regardless of whether such Member owns more than one class of Company interest.

                  (c) If, pursuant to Regulations sections 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f), Company property is reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, the Members' Capital Accounts shall be adjusted in accordance with Regulations section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such property.

                  (d) Upon any transfer of all or part of a Company interest, as permitted by this Agreement, the Capital Account (or portion thereof) of the transferor that is attributable to the transferred interest (or portion thereof) shall carry over to the transferee, as prescribed by Regulations section 1.704-1(b)(2)(iv)(l).

         10.4 Regulatory Allocations. Notwithstanding the provisions of Section 10.2, Net Income and Net Loss of the Company (or items of income, gain, loss, deduction or credit, as the case may be) shall be allocated in accordance with the following provisions of this Section 10.4 to the extent such provisions shall be applicable.

                  (a) Notwithstanding any other provision of Section 10.2 hereof, but subject to the exceptions set forth in Regulations section 1.704-2(f)(2), (3), (4) or (5), if there is a net decrease in the Minimum Gain of the Company during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to that Member's share of the net decrease in Minimum Gain, within the meaning of Regulations section 1.704-2(g)(2). The Minimum Gain chargeback shall consist first of income and gain from the disposition of Company assets subject to nonrecourse liabilities of the Company, with the remainder of the Minimum Gain chargeback, if any, made up of a pro rata portion of the Company's other items of income and gain for such year, and shall be determined in accordance with Regulations sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any
successor provisions. If such income and gain from the disposition of Company assets exceeds the amount of the Minimum Gain chargeback, a proportionate share of each item of such income and gain shall constitute a part of the Minimum Gain chargeback. The provisions of this Section 10.4(a) are intended to comply with the minimum gain chargeback requirement of Regulations section 1.704-2(f) and shall be interpreted in accordance therewith for all purposes under this Agreement.

                  (b) Notwithstanding any other provision of Section 10.2 hereof or this Section 10.4 other than Section 10.3(a), but subject to the exceptions referenced in Regulations section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any fiscal year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations section 1.704-2(i)(5), as of the beginning of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, for succeeding years) equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain. The items to be so allocated shall be determined in accordance with Regulations section 1.704-2(i)(4) or any successor provision. The provisions of this Section 10.4(b) are intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement of Regulations section 1.704-2(i)(4) and shall be interpreted in accordance therewith for all purposes under this Agreement.

                  (c) If any Member receives any adjustments, allocations, or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) or
(6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit of such Member, if any, to the extent required by the Regulations. The provisions of this Section 10.3(c) are intended to comply with the "qualified income offset" requirement of Regulations section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted in accordance therewith for all purposes under this Agreement.

                  (d) Nonrecourse Deductions of the Company for any fiscal year shall be specially allocated to the Members in accordance with the allocation of Net Income or Net Loss for such fiscal year pursuant to Section 10.2 of this Agreement. Member Nonrecourse Deductions of the Company for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss for the liability in question. The provisions of this Section 10.4(d) are intended to satisfy the requirements of Regulations sections 1.704-2(e)(2) and 1.704-2(i)(1) and shall be interpreted in accordance therewith for all purposes under this Agreement.

                  (e) No net loss shall be allocated to a Member pursuant to
Section 10.2 hereof to the extent that such loss would cause such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. Instead, any such loss shall be allocated to each other Member to the extent that such allocation would not cause such other Member to have an Adjusted Capital Account Deficit.

                  (f) Net Income and Net Loss of the Company shall not be allocated in accordance with Section 10.2 hereof or any paragraph of this
Section 10.4 other than this paragraph (f) if and to the extent that any such allocation would cause the Company's allocations not to have substantial economic effect for purposes of section 704(b)(2) of the Code under the economic effect equivalence test set forth in Regulations section 1.704-1(b)(2)(ii)(i), and any such Net Income and Net Loss shall instead be allocated to and among the Members in the amounts and in the manner necessary to cause the Company's allocations to comply with such economic effect equivalence test. For purposes of this Section 10.4(f) only, it shall be assumed that no Member is obligated to contribute to the Company any cash or property to eliminate the deficit balance existing in its Capital Account upon the liquidation of the Company except to the extent that such Member is personally liable under law or by contract to satisfy a Company liability.

                  (g) The allocations set forth in this Section 10.4 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article X (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in making allocations among the Members of Net Income and Net Loss (and items thereof) of the Company other than the Regulatory Allocations such that, to the extent possible, the net amount of such allocations of Net Income and Net Loss (and items thereof) other than the Regulatory Allocations, together with the Regulatory Allocations, shall equal the net amount that would have been allocated to and among the Members had the Regulatory Allocations not occurred.

                  (h) It is intended that the allocations set forth in Section
10.2 satisfy the substantial economic effect requirement of section 704(b) of the Code. However, in the event that counsel to the Company or any Member determines that such requirements are not satisfied, the Members shall modify such allocations in order to comply with such requirements.

         10.5 Limitation on Distributions. Notwithstanding anything herein to the contrary, no distribution may be made to the Members if such distribution would violate the terms of Article 5.09 of the Texas Act.

                                   ARTICLE XI

                     ACCOUNTING PERIOD, RECORDS AND REPORTS

         11.1 Accounting Period. The Company's accounting period shall be the Fiscal Year.

         11.2 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.

         11.3 Inspection. The books and records of the Company shall be maintained at the principal place of business of the Company and shall be open to inspection by the Members at all reasonable times during any business day.

                                   ARTICLE XII

                                   TAX MATTERS

         12.1 Tax Returns and Elections. The Managers or their designees shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, if any, and all other tax returns and other tax filings and elections that the Managers or their designees deem necessary. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members as promptly as practicable after filing.

         12.2 State, Local or Foreign Income Taxes. In the event state or foreign income taxes are applicable, any references to federal income taxes or to "income taxes" contained herein shall refer to federal, state, local and foreign income taxes. References to the Code or Regulations shall be deemed to refer to corresponding provisions that may become applicable under state, local or foreign income tax statutes and regulations.

         12.3 Assignments and Issuance of Additional Shares. The Company shall allocate taxable items attributable to a Share that is assigned or newly issued during a Fiscal Year between the assignor and the assignee of such Share or the existing Members and the new Members by closing the books of the Company as of the end of the day prior to the day in which such Shares are assigned or issued.

                                  ARTICLE XIII

                        RESTRICTIONS ON TRANSFERABILITY;
                         ADMISSION OF SUBSTITUTE MEMBERS

         13.1 Generally. All Shares at any time and from time to time outstanding shall be held subject to the conditions and restrictions set forth in this Article XIII, which conditions and restrictions shall apply equally to the Members and their respective transferees (except as otherwise expressly stated), and each Member by executing this Agreement or by accepting a certificate or other indicia of ownership therefor from the Company agrees with the Company and with each other Member to such conditions and restrictions. Without limiting the generality of the foregoing, the Company shall require as a condition to the transfer of record ownership of Shares that the transferee of such Shares execute and deliver the form attached hereto as Exhibit D as evidence that such Shares are held subject to the terms, conditions and restrictions set forth herein.

         13.2 Restriction on Transfer. No Shares shall be sold, assigned, given, transferred, exchanged, devised, bequeathed, pledged or otherwise disposed of to any Person except in accordance with the terms of this Agreement. All certificates representing the respective Shares shall contain conspicuous notation on such certificate indicating that the transfer of such Shares is subject to the terms and restrictions of this Agreement, and each Member consents to the placement of such legend on the certificate or certificates representing the Shares owned by such Member.

         13.3 Substituted Members. Any Person that acquires any Common Shares that is not already a Member shall not have the right to participate in the management of the business and affairs of the Company, to vote such Shares, or to become a Member of the Company unless the Members of the Company unanimously consent to such Person becoming a Member of the Company. Any Person that acquires any Shares (other than Common Shares) that is not already a Member shall not have the right (if any such right is provided pursuant to the terms of such Shares): (i) to participate in the management of the business and affairs of the Company, (ii) to vote such Shares, or (iii) to become a Member of the Company unless such person and a Manager execute and deliver the form attached as Exhibit D. If such Person is not admitted as a Member of the Company, such Person only is entitled to receive the share of profits, distributions, and allocations of income, gain, loss, deduction, credit, or similar item to which the Person would be entitled if such Person were a Member of the Company.

                                   ARTICLE XIV

                           DISSOLUTION AND TERMINATION

         14.1 Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

                  (a) if all of the Members so agree in writing;

                  (b) if the Requisite Interest votes to dissolve the Company;
or

                  (c) as provided in Section 2.5 hereto.

         14.2 Effect of Dissolution. Upon the occurrence of any of the events specified in this Article XIV effecting the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until Articles of Dissolution have been issued by the Secretary of State of the State of Texas or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         14.3 Winding Up, Liquidating and Distribution of Assets.

                  (a) Upon dissolution, an accounting shall be made of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

                  (b) If the Company is dissolved and its affairs are to be wound up, or if a deemed liquidation within the meaning of Section 4.12(g)(iii) shall occur, the Managers shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets in kind to the Members), (2) allocate any income or loss resulting from such sales to the Members in accordance with this Agreement, (3) discharge all liabilities to creditors in the order of priority as provided by law, (4) discharge all liabilities of the Members (other than liabilities to Members or for Capital Contributions to the extent unpaid in breach of an obligation to do so), including all costs relating to the dissolution, winding up and liquidation and distribution of assets, (5) establish such reserves as the Managers may determine to be reasonably necessary to provide for contingent liabilities of the Company, (6) discharge any liabilities of the Company to the Members other than on account of their interests in Company capital or profits and (7) distribute the remaining assets to the Members, either in cash or in kind, as determined by the Managers, as follows:

                           (A) first, to Finco to the extent of the excess of
(1) the aggregate Dividends for the current Fiscal Year, over (2) the aggregate amount previously distributed to Finco pursuant to this Section 14.3(b)(7)(A) and Section 10.1(a)(1);

                           (B) second, to Finco to the extent of the excess of
(1) the sum of any accrued but unpaid Dividends for all prior Fiscal Years, over
(2) the aggregate amount previously distributed to Finco pursuant to this
Section 14.3(b)(7)(B) and Section 10.1(a)(2);

                           (C) third, to Finco to the extent of its Outstanding
Liquidation Preference; and

                           (D) finally, to the Members in accordance with their
respective Capital Percentages.

If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Managers.

                  (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company no Member shall have any obligation to make any contribution to the capital of the Company other than any Capital Contributions such Member agreed to make in accordance with this Agreement.

                  (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                  (e) The Managers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         14.4 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, Articles of Dissolution shall be executed and filed with the Secretary of State of the State of Texas, which Articles shall set forth the information required by the Texas Act.

         14.5 Return of Contribution Non-recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         15.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Agreement. If mailed, any such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail with postage thereon prepaid, addressed and sent as aforesaid.

         15.2 Books of Account and Records. Proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company shall be kept or shall be caused to be kept by the Company. Such books and records shall be maintained as provided in Section 11.3.

         15.3 Application of Texas Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Texas, and specifically the Texas Act.

         15.4 Waiver of Action for Partition. Each Member irrevocably waives, during the term of the Company, any right that such Member may have to maintain any action for partition with respect to the property and assets of the Company.

         15.5 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         15.6 Gender and Number. Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.

         15.7 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         15.8 Waivers. No waiver of any right under this Agreement shall be effective unless evidenced in writing and executed by the Person entitled to the benefits thereof. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent another act or omission, which would have originally constituted a violation, from having the effect of an original violation.

         15.9 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other rights or remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, rule, regulation or otherwise.

         15.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         15.11 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         15.12 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or any creditor of any Member of the Company.

         15.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         EXECUTED to be effective as of the date first above written.



                                          UTILITY HOLDING, LLC



                                          By:  /s/ Patricia F. Genzel
                                              ----------------------------------
                                               Patricia F. Genzel, Manager



                                          RELIANT ENERGY FINANCECO II LP

                                          By:  RELIANT ENERGY FINANCECO II GP,
                                               LLC, its General Partner


                                               By: /s/ Marc Kilbride
                                                   -----------------------------
                                                   Marc Kilbride, Treasurer

                                    EXHIBIT A

                    Member                           Shares Held            Class of Shares          Capital Percentage
                    ------                           -----------            ---------------          ------------------
Utility Holding, LLC                                    1,000                   Common                     100.0%
c/o Belfint Lyons & Sherman, P.A.
200 West Ninth Street
Wilmington, Delaware 19801

Reliant Energy FinanceCo II LP                          3,160             Series A Preferred                None
1111 Louisiana
Houston, Texas 77002

                                    EXHIBIT B

                                    EXHIBIT C

                                    EXHIBIT D

                                AMENDMENT TO THE
                    LIMITED LIABILITY COMPANY REGULATIONS FOR
                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
                 PROVIDING FOR THE ISSUANCE OF ADDITIONAL SHARES

         Simultaneously with the execution of this Amendment to the Limited Liability Company Regulations for CenterPoint Energy Houston Electric, LLC Providing for the Issuance of Additional Shares (this "Amendment"), the Person executing this Amendment below as "Additional Member" (the "Additional Member") is making a Capital Contribution to the Company in the form and amount set forth below in exchange for Shares of the type and amount set forth below. By execution of this Amendment, the Additional Member agrees to become (or, if such person is already a Member of the Company receiving additional Shares, to continue to be) a Member of the Company and to be bound as such by all of the terms and provisions of the Limited Liability Company Regulations for CenterPoint Energy Houston Electric, LLC, as amended and hereafter amended (the "Agreement"). Attached hereto is an amended Exhibit A to the Agreement giving effect to this Amendment and the admittance of the undersigned as an Additional Member holding the Shares issued pursuant to this Amendment.

         Unless otherwise defined, all capitalized terms in this Amendment shall have the meanings given such terms in the Agreement.

               Capital Contribution                          Shares Issued

                                                         No.                Type

Date:

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth immediately above.



                             ADDITIONAL MEMBER

                             Signature block for entities:



                             ---------------------------------------------------
                             [print or type name of entity receiving Shares]



                             By:
                                  ----------------------------------------------
                             Name:
                                    --------------------------------------------
                             Title:
                                     -------------------------------------------



                             Signature for individuals:

                             ---------------------------------------------------
                             [print or type name of individual receiving Shares]



                             MANAGER, PURSUANT TO SECTION 4.3(c)
                             OF THE AGREEMENT


                             ---------------------------------------------------
                             Name:



                                      D-2